UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 7, 2008

BEST BUY CO., INC.

(Exact name of registrant as specified in its charter)

Minnesota

1-9595

41-0907483

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7601 Penn Avenue South
Richfield, Minnesota		55423
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (612) 291-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01           ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As reported on its Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) on May 8, 2008, Best Buy Co., Inc. (“Best Buy” or the “registrant”) entered into a Sale and Purchase Agreement, dated May 7, 2008, with The Carphone Warehouse Group PLC (“The Carphone Warehouse”), a company registered in England and Wales; CPW Retail Holdings Limited (“CPW Retail”), a company registered in England and Wales and wholly-owned subsidiary of The Carphone Warehouse; and Best Buy Distributions Limited (“BBY Acquisition Co.”), a company registered in England and Wales and a wholly-owned subsidiary of Best Buy.

Under the terms of the Sale and Purchase Agreement, The Carphone Warehouse and CPW Retail will contribute certain assets and liabilities into a newly-formed company registered in England and Wales which is expected to be named Best Buy Distribution Holdings, Limited (“JVCo”) in exchange for all of the ordinary shares of JVCo.  BBY Acquisition Co. will purchase 50% of such ordinary shares of JVCo from The Carphone Warehouse for an aggregate purchase price of £1.088 billion (equal to approximately $2.142 billion).  The purchase price is subject to adjustment based primarily on the amount of debt actually existing in JVCo at the closing of the transactions contemplated by the Sale and Purchase Agreement.

The assets and liabilities to be contributed to JVCo by The Carphone Warehouse include all of The Carphone Warehouse’s retail business (the “Retail Business”), consisting of retail stores, related mobile airtime reselling operations and device insurance operations, its fixed line telecommunications businesses in Spain and Switzerland, its economic interest in Best Buy Mobile (an existing commercial arrangement between The Carphone Warehouse and Best Buy), as well as certain debt related to those businesses.  JVCo will also include the “Geek Squad” joint venture between Best Buy and The Carphone Warehouse in Europe.  Best Buy has guaranteed BBY Acquisition Co.’s performance of its obligations under the Sale and Purchase Agreement.

Under the Sale and Purchase Agreement, each party has made customary representations and warranties.  In addition, both parties have agreed to certain covenants, including, among others, The Carphone Warehouse’s agreements to continue to carry on the Retail Business in the ordinary course, not to modify the corporate governance documents of the entities comprising the Retail Business and not to incur significant capital expenditures or incur additional external debt in the Retail Business, and each of the parties’ respective agreements to obtain certain consents under their respective existing debt instruments and credit facilities.

The closing of the transactions contemplated by the Sale and Purchase Agreement is subject to a number of conditions, including, among others, the approval of The Carphone Warehouse’s shareholders at an extraordinary general meeting, which the parties expect will take place by no later than August 2008, the approval of the change in corporate controller by the Financial Services Authority in the United Kingdom and The Carphone Warehouse’s completion of the reorganization of its corporate structure to create a new holding company for the Retail Business.  To the extent that all of the conditions set forth in the Sale and Purchase Agreement are met, the parties expect the transaction to close during Best Buy’s fiscal quarter ending August 30, 2008.  If all of the conditions to closing have not been met or waived on or before October 31, 2008, the Sale and Purchase Agreement will automatically terminate unless extended by the parties.

The Sale and Purchase Agreement contains termination rights, including, among others, Best Buy’s right to terminate the Sale and Purchase Agreement upon any of the following occurrences if after a five business day notice period any such occurrence is not remedied:  (i) any event that would be reasonably likely to result in the revenue generated by the Retail Business for the fiscal year ending March 31, 2009 to be at least 33% less than for the fiscal year ended March 31, 2008; (ii) a breach of the insolvency warranties of The Carphone Warehouse; (iii) any item in the financial statements of The Carphone Warehouse for the fiscal year ended March 31, 2007 is incorrect such that the value of the assets or the amount of profits of the Retail Business have been overstated by 10% or more, or the value of the liabilities or the amount of losses of the Retail Business have been understated by 10% or more; or (iv) the failure by The Carphone Warehouse to comply with the covenants applicable to it under the Sale and Purchase Agreement, which failure adversely affects the Retail Business in a material respect.

The Sale and Purchase Agreement also provides that The Carphone Warehouse may terminate the Sale and Purchase Agreement upon any of the following occurrences if after a five business day notice period any such occurrence is not remedied:  (i) any event that would be reasonably likely to result in a permanent decline of 33% or more in the annual revenue generated by Best Buy for the fiscal year ending February 28, 2009, as compared to the fiscal year ended March 1, 2008; (ii) a breach of the insolvency warranties of Best Buy; or (iii) any item in the financial statements of Best Buy for the fiscal year ended March 1, 2008 is incorrect such that the value of the assets or the amount of profits of Best Buy have been overstated by 10% or more, or the value of the liabilities or the amount of losses of Best Buy have been understated by 10% or more.

The registrant intends to finance the purchase of JVCo shares through a combination of cash on hand, existing bank lines and new borrowings.

Following the consummation of the transactions contemplated by the Sale and Purchase Agreement, the registrant expects to control select senior management decisions and approve the annual capital budget and annual operating budget of JVCo.  The registrant also expects to consolidate the results of JVCo in its financial results.

The foregoing description of the Sale and Purchase Agreement and related matters does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Sale and Purchase Agreement which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

ITEM 8.01           OTHER EVENTS

On May 8, 2008, following the announcement of Best Buy’s entering into the Sale and Purchase Agreement described above in Item 1.01, Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, announced that it had placed its ratings, including the ‘BBB’ corporate credit rating, of Best Buy on CreditWatch with negative implications.

On the same date, Fitch Ratings and Moody’s Investor Services both affirmed Best Buy’s ratings and outlooks.

Some of the matters discussed in this Form 8-K/A may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements other than those made solely with respect to historical fact and are based on the intent, belief or current expectations of the registrant and its management.  The registrant’s business and operations are subject to a variety of risks and uncertainties that might cause actual results to differ materially from those projected by any forward-looking statements. Among the factors that could cause actual results and outcomes to differ materially from those contained in such forward-looking statements are the following: failure to receive necessary approvals for the transaction; failure to achieve anticipated benefits of the transaction; and integration challenges relating to the new venture.  Other factors include those described in the registrant’s annual report and other reports filed from time to time with the SEC, including, but not limited to, the registrant’s Annual Report on Form 10-K filed with the SEC on April 30, 2008. Best Buy cautions that the foregoing list of important factors is not complete and assumes no obligation to update any forward-looking statement that it may make.

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS

 (d) Exhibits

The following Exhibit is filed as part of this Current Report on Form 8-K/A.

Number	Description
1.1	Sale and Purchase Agreement, dated May 7, 2008, among The Carphone Warehouse Group PLC; CPW Retail Holdings Limited; Best Buy Co., Inc.; and Best Buy Distributions Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEST BUY CO., INC.
(Registrant)

Date: May 13, 2008	By:	/s/ SUSAN S. GRAFTON
Susan S. Grafton
Vice President, Controller and Chief Accounting Officer